Exhibit 10.25

____________________________________

(Name of the Purchaser)

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of September 28, 2004, among RV Acquisition Inc. (the “Company”), Bruckmann, Rosser, Sherrill & Co. II, L.P. (“Seller”), Donald W. Wallace (“Wallace”) and the undersigned purchaser (“Purchaser”).

Seller and Purchaser desire to enter into an agreement pursuant to which Purchaser shall purchase, and Seller shall sell, shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) and shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, the “Stock”).  All of such shares of Stock are referred to herein as “Acquired Stock”.  Certain definitions are set forth in Section 6.

The parties hereto agree as follows:

1.             Purchase and Sale.  Subject to the satisfaction or waiver of the conditions set forth in Section 4, upon execution of this Agreement by all parties, Purchaser shall purchase, and Seller shall sell, (a) the number of shares of Common Stock equal to 5/47th of the Investment Amount (as defined below) divided by $1.00 and (b) the number of shares of Preferred Stock equal to 42/47th of the Investment Amount divided by $1,053.57.  The “Investment Amount” shall be equal to the amount accepted by Seller, as set forth above the Seller’s signature on the signature page to this Agreement, which in no event shall be greater than the requested amount set forth above the Purchaser’s signature on the signature page to this Agreement.  Seller shall deliver to Purchaser the certificate representing such shares of Common Stock and the certificate representing such shares of Preferred Stock, and Purchaser shall pay to Seller an amount equal to the Investment Amount by wire transfer of immediately available funds to one or more accounts as designated by the Company.

2.             Representations and Warranties of Purchaser.  In connection with the purchase and sale of Acquired Stock, and as a material inducement to Seller and the Company to enter into this Agreement, Purchaser represents and warrants to Seller and to the Company that:

(a)           Acquired Stock shall be acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Acquired Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(b)           Purchaser’s financial situation is such that Purchaser can afford to bear the economic risk of Purchaser’s investment in the Company for an indefinite period of time, and Purchaser can afford to suffer the complete loss of Purchaser’s investment in the Company.

(c)           Purchaser is an employee of the Company and Purchaser’s knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of the investment in the Company.

(d)           Purchaser understands that Acquired Stock is a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there will be substantial restrictions on the transferability of Acquired Stock and that for an indefinite period following the date hereof there will be no public market for the Stock and that, accordingly, it may not be possible for Purchaser to sell Acquired Stock in case of emergency or otherwise.

(e)           Purchaser and Purchaser’s representatives, including Murray, Devine & Co., Inc. and to the extent Purchaser deems appropriate, Purchaser’s other professional, financial, tax and other advisors, have received and read a copy of the Confidential Private Placement Memorandum related to the Acquired Stock, dated as of September 17, 2004, the Company’s Second Amended and Restated Certificate of Incorporation, the Stockholders Agreement and this Agreement (collectively, the “Offering Materials”).  In addition, Purchaser acknowledges that Purchaser has been given the opportunity to (i) ask questions and receive satisfactory answers concerning the terms and conditions of the offering, (ii) perform its own independent investigations, (iii) meet with representatives of Murray, Devine  & Co., Inc. and (iv) obtain additional information in order to evaluate the merits and risks of an investment in the Partnership and to verify the accuracy of the information contained in the Offering Materials.  No statement, printed material or other information that is contrary to the information contained in the Offering Materials has been given or made by or on behalf of Seller and/or the Company to Purchaser.  Purchaser understands and is aware of the risks related to such investment.

(f)            Purchaser and Purchaser’s representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the Company and related matters and to obtain all additional information which Purchaser or his representatives deem necessary.

(g)           Purchaser confirms that Purchaser is not purchasing the Acquired Stock as a result of (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited as a result of, subsequent to or pursuant to any of the foregoing.

3.             Representations and Warranties of Seller.  As a material inducement to Purchaser to enter into this Agreement and purchase Acquired Stock, Seller hereby represents and warrants to Purchaser that:

(a)           Ownership of Stock.  Acquired Stock is held beneficially and of record by Seller, free and clear of any liens or other encumbrances (other than restrictions on transfer set forth in the Stockholders Agreement).

(b)           Authorization.  Seller has full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Seller and, assuming the due execution of this Agreement by Purchaser, this Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

4.             Repurchase Option.

(a)           In the event the Purchaser’s employment with the Company is terminated (the “Termination”) for any reason prior to the fifth anniversary of the date hereof, the Acquired Stock (whether held by the Purchaser or one or more of the Purchaser’s transferees) will be subject to repurchase by Seller (or its designee), Wallace and the Company pursuant to the terms and conditions set forth in this Section 4 (the “Repurchase Option”).

(b)           The purchase price for each share of the Acquired Stock will be the Original Cost of such share plus interest thereon accruing daily from the date hereof at a rate of 10% per annum, compounding annually.

(c)           Seller (or its designee) may elect to purchase all or any shares of the Acquired Stock by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Acquired Stock within one hundred eighty (180) days after the Termination.  The Repurchase Notice will set forth the number of shares of the Acquired Stock to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of such transaction.  The number of shares to be repurchased by Seller (or its designee) shall first be satisfied to the extent possible from the Acquired Stock held by the Purchaser at the time of delivery of the Repurchase Notice.  If the number of shares of the Acquired Stock then held by the Purchaser is less than the total number of shares of the Acquired Stock Seller has elected to purchase, Seller (or its designee) shall purchase the remaining shares of the Acquired Stock elected to be purchased from the other holder(s) of Acquired Stock under this Agreement, pro rata according to the number of shares of the Acquired Stock held by such other holder(s) at the time of delivery of such Repurchase Notice.

(d)           If for any reason Seller (or its designee) does not elect to purchase all of the shares of the Acquired Stock pursuant to the Repurchase Option, Wallace shall be entitled to exercise the Repurchase Option for all or any shares of the Acquired Stock that Seller (or its designee) has not elected to purchase (the “Available Shares”).  As soon as practicable after the Company has determined that there will be Available Shares but in any event within one hundred eighty (180) days after the Termination, the Company shall give written notice (the “Option Notice”) to Wallace setting forth the number of any Available Shares and the purchase price for such Available Shares.  Wallace may elect to purchase all or a portion of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company.  As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify the holder or holders of the Acquired Stock as to the number of Available Shares being purchased from them by Wallace (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to the holder or holders of the Acquired Stock, the Company shall also deliver a written notice to Wallace setting forth the number of Available Shares which Wallace is entitled to purchase, the aggregate purchase price and the time and place of the closing of such transaction.

(e)           If for any reason neither Seller (or its designee) nor Wallace elect to purchase all of the shares of the Acquired Stock pursuant to the Repurchase Option, the Company shall be entitled to exercise the Repurchase Option for all or any shares of the Acquired Stock that neither Seller (or its designee) nor Wallace have elected to purchase (the “Company Available Shares”).  As soon as practicable after the Company has determined that there will be Company Available Shares but in any event within two hundred forty (240) days after the Termination, the Company may elect to purchase all or a portion of the Company Available Shares by giving written notice to the holder or holders of the Acquired Stock stating the number of Available Shares being purchased from them by the Company (the “Company Repurchase Notice”).

(f)            The closing of the purchase of the Acquired Stock pursuant to the Repurchase Option shall take place on the date designated by Seller or the Company in the Repurchase Notice, Supplemental Repurchase Notice or Company Repurchase Notice, which date shall not be later than the 60th day after the delivery of the later of such notices to be delivered nor earlier than the fifth day after such delivery.  The Company, Wallace and/or Seller (or its designee) will pay for the shares of the Acquired Stock to be purchased pursuant to the Repurchase Option by delivery of a certified or cashier’s check or wire transfer of funds.  The purchasers of the Acquired Stock hereunder will be entitled to receive customary representations and warranties from the holder or holders of the Acquired Stock as to title, authority and capacity to sell and to require all sellers’ signatures to be guaranteed.

(g)           Notwithstanding anything to the contrary contained in this Agreement, all repurchases of the Acquired Stock by Wallace, the Company and/or Seller shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Subsidiaries’ debt and equity financing agreements that are in effect as of the date of the closing of such repurchases.

5.             Conditions to Closing.  Seller’s obligations hereunder shall be subject to the following conditions.

(a)           Purchaser shall have executed the Joinder to the Stockholders Agreement attached hereto as Exhibit A.

(b)           Purchaser shall have executed the Joinder to the Registration Rights Agreement attached hereto as Exhibit B.

(c)           the Company shall have waived the requirement of Section 7 of the Stockholders Agreement to deliver an opinion of counsel to the effect that sale of the Acquired Stock hereunder may be effected without registration of such Acquired Stock under the Securities Act.  The Company hereby expressly waives the foregoing requirement of Section 7 of the Stockholders Agreement with respect to the sale of the Acquired Shares pursuant to this Agreement.

(d)           Purchaser shall have executed the form attached hereto as Exhibit C and, within 30 days of the date hereof, shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder using such form.

6.             Definitions.

“Original Cost” with respect to any share of Stock means the amount for which Purchaser acquired such share or any capital stock exchanged for/converted into such share.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company, Seller and certain other stockholders of the Company, dated as of May 14, 2004, as amended or modified from time to time.

“Stockholders Agreement” means the Stockholders Agreement by and among the Company, Seller and certain other stockholders of the Company, dated as of May 14, 2004, as amended or modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

7.             General Provisions.

(a)           Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)           Successors and Assigns.  All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute a single agreement binding on all the parties hereto.

(d)           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(e)           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f)            Entire Agreement.  Except as expressly set forth herein, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

(g)           Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

(h)           Submission to Jurisdiction.  Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 14 of the Stockholders Agreement.  Nothing in this Section 7(h), however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(i)            Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of Seller, Purchaser, Wallace and the Company.

*      *      *      *

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement on the date first written above.

PURCHASER:

Purchaser’s Requested Investment: $

Name:

SELLER:

Investment Amount (accepted): $

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

	By:	BRSE, LLC
its General Partner

By:
Name:
Title:

COMPANY:

RV ACQUISITION INC.

By:
Name:
Title:

WALLACE:

Name: Donald W. Wallace

EXHIBIT A

JOINDER TO
STOCKHOLDERS AGREEMENT

This JOINDER (the “Joinder”) to the Stockholders Agreement (the “Agreement”), dated as of May 14, 2004 by and among RV Acquisition Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company, is made and entered into as of September 28, 2004 by and between the Company and _____________ (“Holder”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain shares of capital stock of the Company (“Holder Stock”), and the Agreement and the Company require Holder, as a holder of such capital stock, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.  Agreement to be Bound.  Holder hereby agrees that upon execution of this Joinder, he shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Stockholder and an Executive for all purposes thereof.  In addition, Holder hereby agrees that all Holder Stock shall be deemed Executive Shares and Stockholder Shares for all purposes of the Agreement.

2.  Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Holder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Stock.

3.  Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.  Notices.  For purposes of Section 14 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

____________
____________
____________

5.  Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

6.  Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

7.  Waiver of Jury Trial.  Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

8.  Jurisdiction.  Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each of the parties hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 4 of this Joinder, such service to become effective 10 days after such mailing.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

RV ACQUISITION INC.

By:
Name:
Title:

EXHIBIT B

JOINDER TO
REGISTRATION RIGHTS AGREEMENT

This JOINDER (the “Joinder”) to the Registration Rights Agreement (the “Agreement”), dated as of May 14, 2004 by and among RV Acquisition Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company, is made and entered into as of September 28, 2004 by and between the Company and ____________ (“New Holder”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, New Holder has acquired certain shares of capital stock of the Company (“Holder Stock”), and the Agreement and the Company require New Holder, as a holder of such capital stock, to become a party to the Agreement, and New Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.  Agreement to be Bound.  New Holder hereby agrees that upon execution of this Joinder, he shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.  In addition, New Holder hereby agrees that all Holder Stock shall be deemed Executive Registrable Securities for all purposes of the Agreement.

2.  Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and New Holder and any subsequent holders of Holder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Stock.

3.  Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.  Notices.  For purposes of Section 15 of the Agreement, all notices, demands or other communications to the New Holder shall be directed to:

____________
____________
____________

5.  Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

6.  Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

7.  Waiver of Jury Trial.  Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

8.  Jurisdiction.  Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each of the parties hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 4 of this Joinder, such service to become effective 10 days after such mailing.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

RV ACQUISITION INC.

By:
Name:
Title:

EXHIBIT C

September 28, 2004

ELECTION TO INCLUDE STOCK IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned purchased shares of Common Stock, par value $0.01 per share, and shares of Series A Preferred Stock, par value $0.01 per share (collectively, the “Shares”), of RV Acquisition Inc. (the “Company”) on September 28, 2004.  Under certain circumstances, the Company has the right to repurchase the Shares at less than fair market value from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its Subsidiaries.  Hence, the Shares are subject to a substantial risk of forfeiture.  The undersigned desires to make an election to have the Shares taxed under the provision of Code §83(b) at the time he purchased the Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 2004 the excess (if any) of the Shares’ fair market value on July 20, 2004 over purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.     The name, address and social security number of the undersigned:

____________

____________

____________

SSN:  ____________

2.     A description of the property with respect to which the election is being made: ____________ shares of RV Acquisition Inc. Common Stock, par value $0.01 per share, and ____________ shares of RV Acquisition Inc. Series A Preferred Stock, par value $0.01 per share.

3.     The date on which the property was transferred: September 28, 2004.  The taxable year for which such election is made: calendar 2004.

4.     The restrictions to which the property is subject: If the undersigned ceases to be employed by the Company or any of its Subsidiaries the Shares shall be subject to repurchase by the Company at cost plus interest accruing at 10% per annum.

5.     The fair market value on September 28, 2004 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $1.00 per share of Common Stock and $1,053.57 per share of Series A Preferred Stock.

6.     The amount paid for such property: $1.00 per share of Common Stock and $1,053.57 per share of Series A Preferred Stock.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated:	September 28, 2004